Exhibit 10.2
AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (this “Amendment”) is made and entered into as of July 16, 2021 (the “Effective Date”), by and between Level One Bancorp, Inc., (the “Company”), Level One Bank (the “Bank”), and Timothy Mackay (“Executive,” and together with the Company and the Bank, the “Parties”).
RECITALS
A.Executive, the Company, and the Bank are parties to that certain Employment Agreement, effective as of May 6, 2020, by and between the Parties (the “Employment Agreement”).

B.As of the Effective Date, Executive will become President of the Company and President of the Bank and will no longer serve as Assistant Corporate Secretary of the Company and Executive Vice President, Consumer Banking Officer and Assistant Corporate Secretary of the Bank.

C.The Parties desire to amend the Employment Agreement as provided herein.

AGREEMENTS
In consideration of the foregoing and of the mutual promises and covenants of the Parties set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree to the following revisions to the Employment Agreement:

1.Section 2 of the Employment Agreement (“Duties”) is amended to replace Executive’s existing titles and duties with “President of the Company and President of the Bank.”

2.Section 20(ll)(ii) of the Employment Agreement (definition of “Severance Amount”) is amended to replace “150%” with “200%.”

All other provisions of the Employment Agreement remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.
LEVEL ONE BANCORP, INC.    TIMOTHY R. MACKAY
By:     /s/ Patrick J. Fehring                    /s/ Timothy R. Mackay
Name:     Patrick J. Fehring
Its: Chairman, President and CEO
LEVEL ONE BANK
By:     /s/ Patrick J. Fehring
Name:     Patrick J. Fehring
Its: Chairman, President and CEO